Exhibit j(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of BlackRock Funds VI of our report dated February 24, 2025, relating to the financial statements and financial highlights of BlackRock Advantage CoreAlpha Bond Fund, which appears in BlackRock Fund VI’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of Master Investment Portfolio II of our report dated February 24, 2025, relating to the financial statements and financial highlights of Advantage CoreAlpha Bond Master Portfolio, which appears in Master Investment Portfolio II’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024.

We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 24, 2025